SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

POEMA GLOBAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-39844 (Commission File Number)	98-1561530 (I.R.S. Employer Identification No.)

101 Natoma St., 2F San Francisco, CA United States of America (Address of principal executive offices)		94105 (Zip Code)

+1 415 432 8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	PPGHU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	PPGH	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PPGHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

On September 16, 2021, Poema Global Holdings Corp., an exempted company incorporated with limited liability under the laws of Cayman Islands (“Poema”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gogoro Inc., an exempted company incorporated with limited liability under the laws of Cayman Islands (“Gogoro”), Starship Merger Sub I Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands and a wholly-owned subsidiary of Gogoro (“Merger Sub”) and Starship Merger Sub II Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands and a wholly-owned subsidiary of Gogoro (“Merger Sub II”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, (i) Merger Sub will merge with and into Poema (the “First Merger”), with Poema surviving the First Merger as a wholly owned subsidiary of Gogoro, and (ii) Poema will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Gogoro (the “Business Combination”).

The Business Combination

Pursuant to the Merger Agreement and subject to the approval of the Poema shareholders, among other things, (i) immediately prior to the effective time of the First Merger (the “First Effective Time”), each Class B ordinary share of Poema, par value $0.0001 per share (“Poema Class B Shares”), outstanding immediately prior to the First Effective Time will be automatically converted into one Class A ordinary share of Poema, par value $0.0001 per share (“Poema Class A Shares”) and, after giving effect to such automatic conversion and the Unit Separation (as defined below), at the First Effective Time and as a result of the First Merger, each issued and outstanding Poema Class A Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one ordinary share of Gogoro (“Gogoro Ordinary Share”) after giving effect to the Recapitalization (as defined below), and (ii) each issued and outstanding warrant of Poema sold to the public and to Poema Global Partners LLC, a Cayman Islands limited liability company (“Sponsor”), in a private placement in connection with Poema’s initial public offering (“Poema Warrants”) will automatically and irrevocably be assumed by Gogoro and converted into a corresponding warrant exercisable for Gogoro Ordinary Shares (“Gogoro Warrants”). Immediately prior to the First Effective Time, the Poema Class A Shares and the public Poema Warrants comprising each issued and outstanding unit of Poema (“Poema Unit”), consisting of one Poema Class A Share and one-half of one public Poema Warrant, will be automatically separated (“Unit Separation”) and the holder thereof will be deemed to hold one Poema Class A Share and one-half of one public Poema Warrant. No fractional public Poema Warrants will be issued in connection with the Unit Separation such that if a holder of such Poema Units would be entitled to receive a fractional public Poema Warrant upon such separation, the number of public Poema Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of public Poema Warrants and no cash will be paid in lieu of such fractional public Poema Warrants.

Immediately prior to the First Effective Time, (i) each series C preferred shares of Gogoro (“Gogoro Series C Preferred Shares”), outstanding immediately prior to the First Effective Time, will be repurchased by Gogoro for cash consideration in an amount equal to the initial subscription price for such Gogoro Series C Preferred Shares and each holder of a Gogoro Series C Preferred Share will, immediately upon receipt of such cash consideration, apply such amount to the subscription for one Gogoro Ordinary Share; (ii) the amended and restated memorandum and articles of association of Gogoro shall be adopted and become effective, and (iii) Gogoro shall effect a share subdivision of each Gogoro Ordinary Share into such number of Gogoro Ordinary Shares equal to the Subdivision Factor, such that each Gogoro Ordinary Share will have a value of $10.00 per share after giving effect to such share subdivision (the “Share Subdivision”) (items (i) through (iii), the “Recapitalization”).

The “Subdivision Factor” is a number resulting from dividing (i) the Gogoro Equity Value by (ii) the product of (x) the Aggregate Fully Diluted Gogoro Shares, and (y) 10. The “Gogoro Equity Value” (being $2,011,251,500) is the value of Gogoro as adjusted by its cash and indebtedness as of June 30, 2021. The “Aggregate Fully Diluted Gogoro Shares” means, without duplication, (i) the aggregate number of Gogoro Ordinary Shares that are issued and outstanding immediately prior to the Share Subdivision (including restricted shares (whether vested or unvested) granted under Gogoro’s equity incentive plans) and (ii) the aggregate number of Gogoro Ordinary Shares that are reserved for issuance under the Gogoro’s equity incentive plans (whether or not issuable in respect of a specific equity or equity-linked award). As of the date hereof, Gogoro has 20,000,000 redeemable preferred shares in issue, which will be redeemed by Gogoro prior to the Closing (as defined in the Merger Agreement).

The Business Combination has been approved by the boards of directors of both Poema and Gogoro.

Conditions to Closing

The consummation of the Business Combination is conditioned upon, among other things: (i) receipt of the required approval by the Poema shareholders; (ii) receipt of the required approval by the Gogoro shareholders; (iii) after giving effect to the exercise of the redemption rights of the Poema shareholders (the “Poema Shareholder Redemption”), Poema having at least $5,000,001 of net tangible assets immediately after the First Effective Time; (iv) the absence of any law or governmental order enjoining, prohibiting or making illegal the consummation of the Mergers; (v) the approval for listing of Gogoro Ordinary Shares, Gogoro Warrants, Gogoro Ordinary Shares underlying Gogoro Warrants to be issued in connection with the Mergers upon the Closing and the Earnout Shares (as defined below) on the Nasdaq Stock Market LLC (“Nasdaq”), subject only to official notice of issuance thereof; (vi) effectiveness of the Registration Statement (as defined below) in accordance with the Securities Act of 1933, as amended (the “Securities Act”) and the absence of any stop order issued by the SEC (as defined below) which remains in effect with respect to the Registration Statement; and (vii) completion of the Recapitalization in accordance with the terms of the Merger Agreement and Gogoro’s organizational documents.

The obligations of Gogoro, Merger Sub and Merger Sub II to consummate the Business Combination is also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Poema (subject to certain materiality standards set forth in the Merger Agreement); (ii) material compliance by Poema with its pre-closing covenants; (iii) the funds contained in Poema’s trust account (after giving effect to the Poema Shareholder Redemption and net of any unpaid or contingent liabilities of Poema including any deferred underwriting commissions and transaction expenses), together with the aggregate amount of proceeds from any PIPE Financing (as defined below) and any amount raised pursuant to the permitted equity financing prior to the Closing, equaling or exceeding $400,000,000 (the “Minimum Available Cash Condition”); (iv) the absence of any event that would or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Poema to consummate the Business Combination or otherwise have a material adverse effect on the Business Combination; and (v) the Sponsor Support Agreement (as defined below) being in full force and effect.

The obligations of Poema to consummate the Business Combination is also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Gogoro (subject to certain materiality standards set forth in the Merger Agreement); (ii) material compliance by Gogoro with its pre-closing covenants; and (iii) the absence of any effect, development, circumstance, fact, change or event since the date of the Merger Agreement that has had a material adverse effect on (x) Gogoro and its subsidiaries (taken as a whole) or the results of operations or financial condition of Gogoro and its subsidiaries, in each case, taken as a whole or (y) the ability of Gogoro and its subsidiaries to consummate the Business Combination.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to the consummation of the Business Combination. The Merger Agreement also contains additional covenants of the parties, including, among others, (i) a covenant providing for Poema and Gogoro to cooperate in the preparation of the Registration Statement on Form F-4 required to be prepared in connection with the Mergers (the “Registration Statement”), (ii) covenants requiring Poema to establish a record date for, duly call and give notice of, convene and hold an extraordinary general meeting of the Poema shareholders as promptly as practicable following the date that the Registration Statement is declared effective by the SEC under the Securities Act, (iii) covenants requiring Gogoro to establish a record date for, duly call and give notice of, convene and hold an extraordinary general meeting of the Gogoro shareholders as promptly as practicable following the date that the Registration Statement is declared effective by the SEC under the Securities Act, and (iv) covenants prohibiting Poema and Gogoro from, among other things, soliciting or negotiating with third parties regarding alternative transactions and agreeing to certain related restrictions and ceasing discussions regarding alternative transactions.

Representations and Warranties

The Merger Agreement contains representations and warranties of Gogoro and its subsidiaries, including Merger Sub and Merger Sub II, relating, among other things, to corporate organization; Gogoro’s subsidiaries; capitalization; the authorization, performance and enforceability against Gogoro of the Merger Agreement and the requisite shareholder approval; absence of conflicts; governmental consents and filings; capitalization of Gogoro and its subsidiaries; financial statements and absence of changes; absence of undisclosed liabilities; litigation; compliance with laws; material contracts; possession of requisite governmental permits and approvals; employee benefits; labor relations; real property; intellectual property; privacy and data security; tax matters; insurance; environmental matters; broker’s fees; product liability; related party transactions; supplied information; and international trade and anti-corruption.

The Merger Agreement contains representations and warranties of Poema, relating, among other things, to corporate organization; capitalization; the authorization, performance and enforceability against Poema of the Merger Agreement; absence of conflicts; required consents and filings; compliance with laws and possession of requisite governmental permits and approvals; reports filed with the SEC, financial statements and compliance with the Sarbanes-Oxley Act; litigation; business activities and absence of changes; employees; material contracts; the Nasdaq listing; absence of undisclosed liabilities; Poema’s trust account; tax matters; related party transactions; status under the Investment Company Act of 1940, as amended, and the Jumpstart Our Business Startups Act of 2012; and broker’s fees.

The representations and warranties made in the Merger Agreement will not survive the consummation of the Mergers.

Earnout

The Merger Agreement provides that, from and after the Closing Date (as defined in the Merger Agreement) until the sixth anniversary of the Closing Date (the “Earnout Period”), Gogoro may issue up to 12,000,000 Gogoro Ordinary Shares (the “Earnout Shares”) to persons who are Gogoro’s shareholders immediately prior to the First Effective Time (the “Earnout Participants”) and in accordance with each Earnout Participant’s Pro Rata Portion. Subject to the terms and conditions contemplated by the Merger Agreement, one-third of the Earnout Shares are issuable if over any twenty trading days within any thirty trading day period during the Earnout Period the volume-weighted average price of the Gogoro Ordinary Shares is greater than or equal to $15.00, $17.50 and $20.00, respectively (each, an “Earnout Event”). Any fractional shares shall be rounded down to the nearest whole number and payment for such fraction shall be made in cash in lieu of any such fractional share based on a value equal to applicable target price. “Pro Rata Portion” means, with respect to each Earnout Participant, a number of Gogoro Ordinary Shares equal to the quotient obtained by dividing (i) the aggregate number of Gogoro Ordinary Shares held by such Earnout Participant following the Recapitalization and immediately prior to the First Effective Time by (ii) the aggregate number of Gogoro Ordinary Shares held by all Earnout Participants following the Recapitalization and immediately prior to the First Effective Time.

Equity Plan and Incentive Awards

The Merger Agreement provides that, prior to the Closing Date, Gogoro shall adopt an equity plan that provides for (i) an initial number of Gogoro Ordinary Shares reserved for issuance thereunder equal to approximately 10% of Gogoro Ordinary Shares outstanding as of immediately after the First Effective Time, calculated on an outstanding basis (and, for the avoidance of doubt, not including the Earnout Shares, the Sponsor Earn-In Shares (as defined below) or shares subject to the Gogoro Warrants) (the “EIP Initial Share Reserve”) and (ii) an automatic annual increase to such share reserve beginning the first day of each fiscal year after the First Effective Time, equal to the least of: (1) the EIP Initial Share Reserve, (2) 3% of the number of Gogoro Ordinary Shares outstanding on the last day of the immediately preceding fiscal year, or (3) such lesser number as determined by the plan administrator.

The Merger Agreement also provides that at or following the Closing Date, to incentivize the employees and other service providers of Gogoro and its affiliates that continue to serve Gogoro and its subsidiaries on and following the Closing Date (each, a “Continuing Employee”), Gogoro will grant certain incentive awards covering up to an aggregate of 3% of the outstanding Gogoro Ordinary Shares, calculated on an outstanding basis (and, for the avoidance of doubt, not including the Earnout Shares, the Sponsor Earn-In Shares or shares subject to the Gogoro Warrants) (the “Incentive Award Pool”). One-third of the incentive awards under the Incentive Award Pool shall vest upon the occurrence of an Earnout Event during the Earnout Period, subject to the Continuing Employee’s continued service to Gogoro or any of its subsidiaries through each such Earnout Event.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Mergers, including: (i) by mutual written consent of Poema and Gogoro; (ii) by either Poema or Gogoro if any law or governmental order (other than a temporary restraining order) is in effect that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Mergers; (iii) by either Poema or Gogoro if the Mergers have not occurred by 11:59 p.m., Hong Kong time, on March 31, 2022 (the “Termination Date”); (iv) by either Poema or Gogoro upon a breach of or failure to perform any representations, warranties, covenants or other agreements set forth in the Merger Agreement by the other party if such breach gives rise to a failure of certain closing conditions to be satisfied and cannot or has not been cured within the earlier of 45 days’ following the receipt of notice from the non-breaching party and five business days prior to the Termination Date; (v) by either Poema or Gogoro if the Poema shareholder approval or Gogoro shareholder approval is not obtained at their respective shareholder meetings; or (vi) by Gogoro if the Minimum Available Cash Condition becomes incapable of being satisfied without any amendments, modifications, supplements or waivers to the Merger Agreement or the PIPE Agreements (as defined below).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated by reference herein.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Poema’s public disclosures.

PIPE Financing (Private Placement)

Concurrently with the execution of the Merger Agreement, certain investors (the “PIPE Investors”) have entered into certain share subscription agreements (each, a “PIPE Agreement”) pursuant to which the PIPE Investors have committed to subscribe for and purchase Gogoro Ordinary Shares at $10.00 per share for an aggregate purchase price of $257,320,000 (the “PIPE Financing”). The PIPE Investors include existing shareholders or affiliates of Gogoro or Sponsor and various strategic partners. Under the PIPE Agreements, the obligations of the parties to consummate the PIPE Financing are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) the absence of a legal prohibition on consummating the PIPE Financing, (ii) all conditions precedent under the Merger Agreement having been satisfied or waived, (iii) the accuracy of representations and warranties in all material respects and (iv) material compliance with covenants.

The form of the PIPE Agreements is attached hereto as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the PIPE Financing is qualified in its entirety by reference thereto.

Certain Related Agreements

The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Sponsor Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Gogoro, Poema and Sponsor have entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which Sponsor agreed to, among other things, (i) attend any Poema shareholder meeting to establish a quorum for the purpose of approving the Poema transaction proposals; (ii) vote Poema Class B Shares, Poema Class A Shares underlying Poema Warrants or any other Poema shares (or any securities convertible into or exercisable or exchangeable for Poema shares) acquired by Sponsor (collectively, the “Sponsor Subject Shares”) in favor of the Poema transaction proposals, including the approval of the Merger Agreement and the transactions contemplated thereby; and (iii) vote all Sponsor Subject Shares against (A) other than in connection with the Transactions (as defined in the Merger Agreement), any Alternative Transaction Proposal (as defined in the Merger Agreement) involving Poema, (B) allowing Poema to execute or enter into, any agreement related to an Alternative Transaction Proposal, and (C) entering into any agreement, or agreement in principle requiring Poema to impede, abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder, which, in each of cases (A) and (C), would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Poema of, prevent or nullify any provision of the Merger Agreement or any other Transaction Agreement (as defined in the Merger Agreement), the Mergers or any other Transaction or change in any manner the voting rights of any class of Poema’s share capital.

Pursuant to the Sponsor Support Agreement, Sponsor, among other things, also agreed not to transfer any Gogoro Ordinary Shares held by it immediately after the First Effective Time (other than the Sponsor Earn-In Shares) (such Gogoro Ordinary Shares, the “Sponsor Locked-Up Shares”) during a period of six months from and after the Closing Date, subject to customary exceptions. The lock-up requirements will cease to apply after the date on which the closing price of the Gogoro Ordinary Shares equals or exceeds $17.50 per share for any twenty trading days within any consecutive thirty trading day period after the Closing Date.

The Sponsor Support Agreement also provides that 6,393,750 of the Gogoro Ordinary Shares (the “Sponsor Earn-In Shares”) held by Sponsor immediately after the First Effective Time shall become unvested and subject to forfeiture. Subject to the terms and conditions contemplated by the Sponsor Support Agreement, one-third of the Sponsor Earn-In Shares will vest upon the occurrence of an Earnout Event during the Earnout Period. Any Sponsor Earn-In Shares, to the extent not vested upon expiration of the Earnout Period, shall be forfeited by Sponsor to Gogoro for no consideration and Sponsor shall surrender such Sponsor Earn-In Shares to Gogoro upon which such Sponsor Earn-In Shares shall be cancelled.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Sponsor Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and the terms of which are incorporated by reference herein.

Registration Rights Agreement

At the Closing, Gogoro, Sponsor and certain shareholders of Gogoro will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) containing customary registration rights for Sponsor and certain shareholders of Gogoro who are parties to that agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Gogoro Shareholder Lock-Up Agreements

Concurrently with the execution and delivery of the Merger Agreement, Gogoro, Poema and certain Gogoro shareholders (the “Gogoro Lock-Up Shareholders”) have entered into certain Lock-Up Agreements (the “Gogoro Shareholder Lock-Up Agreements”), pursuant to which, each Gogoro Lock-Up Shareholder agreed not to transfer (i) any Gogoro Ordinary Shares held by such Gogoro Lock-Up Shareholder immediately after the First Effective Time, (ii) any Gogoro Ordinary Shares issuable upon the exercise of options or warrants to purchase Gogoro Ordinary Shares held by such Gogoro Lock-Up Shareholder immediately after the First Effective Time (along with such options or warrants themselves), (iii) any Gogoro Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Gogoro Ordinary Shares held by such Gogoro Lock-Up Shareholder immediately after the First Effective Time (along with such securities themselves) and (iv) any Earnout Shares to the extent issued pursuant to the Merger Agreement (such Gogoro Ordinary Shares, options, warrants and securities, collectively, the “Gogoro Shareholder Locked-Up Shares”) during the applicable lock-up period, subject to customary exceptions. For each Gogoro Lock-Up Shareholder who is not a member of Gogoro’s management, the applicable lock-up period will be (i) with respect to 50% of such Gogoro Lock-Up Shareholder’s Gogoro Shareholder Locked-Up Shares, six months from and after the Closing Date, and (ii) with respect to 50% of such Gogoro Lock-Up Shareholder’s Gogoro Shareholder Locked-Up Shares, twelve months from and after the Closing Date. For each Gogoro Lock-Up Shareholder who is a member of Gogoro’s management, the applicable lock-up period will be twelve months from and after the Closing Date. The lock-up requirements will cease to apply after the date on which the closing price of the Gogoro Ordinary Shares equals or exceeds $17.50 per share for any twenty trading days within any consecutive thirty trading day period after the Closing Date.

The foregoing description of the Gogoro Shareholder Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Gogoro Shareholder Lock-Up Agreements, the form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Gogoro Shareholder Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, Gogoro, Poema and certain Gogoro shareholders (the “Gogoro Voting Shareholders”) have entered into certain Voting Agreements (the “Gogoro Shareholder Voting Agreements”), pursuant to which each Gogoro Voting Shareholder agreed to, among other things, (i) attend any Gogoro shareholder meeting to establish a quorum for the purpose of approving the Gogoro transaction proposals; (ii) vote Gogoro Series C Preferred Shares, Pre-Subdivision Shares (as defined in the Merger Agreement) and/or any other Pre-Subdivision Shares acquired by such Gogoro Voting Shareholder (collectively, the “Gogoro Shareholder Subject Shares”) in favor of the Gogoro transaction proposals, including the approval of the Merger Agreement and the transactions contemplated thereby; and (iii) vote all Gogoro Shareholder Subject Shares against (A) other than in connection with the Transactions, any Alternative Transaction Proposal involving Gogoro and its subsidiaries, (B) allowing Gogoro to execute or enter into, any agreement related to an Alternative Transaction Proposal, and (C) entering into any agreement, or agreement in principle requiring the Company to impede, abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder, which, in each of cases (A) and (C), would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Gogoro of, prevent or nullify any provision of the Merger Agreement or any other Transaction Agreement, the Mergers or any other Transaction or change in any manner the voting rights of any class of Gogoro’s share capital.

The foregoing description of the Gogoro Shareholder Voting Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Gogoro Shareholder Voting Agreements, the form of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Assignment and Assumption Agreement

Immediately prior to the Closing, Gogoro, Poema, and Continental Stock Transfer & Trust Company (“Continental”) will enter into an assignment and assumption agreement (the “Assignment and Assumption Agreement”), pursuant to which Poema will assign to Gogoro all of its rights, interests, and obligations in and under the Warrant Agreement, dated January 5, 2021, by and between Poema and Continental, and the terms and conditions of such Warrant Agreement shall be amended and restated to, among other things, reflect the assumption of the Poema Warrants by Gogoro as described above.

The foregoing description of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Assignment and Assumption Agreement, the form of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Gogoro Ordinary Shares to be offered and sold in connection with the PIPE Agreements and in connection with any permitted equity financing between the date hereof and the Closing have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On September 16, 2021, Poema issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is an investor presentation that Gogoro has prepared for use in connection with the Business Combination, dated September 16, 2021.

Furnished as Exhibit 99.3 is a transcript of the presentation that Gogoro gave in conjunction with the investor presentation, dated September 10, 2021.

Furnished as Exhibit 99.4 is a transcript of the related video presentation, dated September 10, 2021.

The foregoing (including Exhibits 99.1, 99.2, 99.3 and 99.4.) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Poema and Gogoro. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the capability of Gogoro’s technology and Gogoro’s business plans are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward- looking statements. Although each of Poema and Gogoro believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, each of Poema and Gogoro caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F-4 relating to the proposed transaction, which is expected to be filed by Gogoro with the SEC and other documents filed by Gogoro or Poema from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither Poema nor Gogoro can assure you that the forward-looking statements in this Current Report will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the Business Combination due to the failure to obtain approval from Poema’s shareholders or satisfy other closing conditions in the Business Combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the Business Combination, the amount of redemption requests made by Poema’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the Registration Statement to be filed by Gogoro with the SEC and those included under the heading “Risk Factors” in the annual report on Form 10-K for year ended December 31, 2020 of Poema and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither Poema nor Gogoro presently know or that Poema and Gogoro currently believe are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Poema, Gogoro, their respective directors, officers or employees or any other person that Poema and Gogoro will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this Current Report represent the views of Poema and Gogoro as of the date of this Current Report. Subsequent events and developments may cause those views to change. However, while Poema and Gogoro may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Poema or Gogoro as of any date subsequent to the date of this Current Report.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Gogoro will file a registration statement on Form F-4 with the SEC that will include a prospectus with respect to Gogoro’s securities to be issued in connection with the proposed transaction and a proxy statement with respect to the shareholder meeting of Poema to vote on the proposed transaction. Shareholders of Poema and other interested persons are encouraged to read, when available, the preliminary proxy statement/prospectus as well as other documents to be filed with the SEC because these documents will contain important information about Poema, Gogoro and the proposed transaction. After the Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to shareholders of Poema as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Poema will also be able to obtain a copy of the F-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Poema and Gogoro and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this Current Report under the rules of the SEC. Information about the directors and executive officers of Poema and their ownership is set forth in Poema’s filings with the SEC, including its Form 10-K for the year ended December 31, 2020 and subsequent filings under Section 16 of the Exchange Act or on Form 10-Q. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Poema’s shareholders in connection with the potential transaction will be set forth in the Registration Statements when it is filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105.

No Offer or Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Poema or Gogoro, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of September 16, 2021, by and among Gogoro Inc., Poema Global Holdings Corp., Starship Merger Sub I Limited and Starship Merger Sub II Limited
10.1	Form of PIPE Agreement
10.2	Sponsor Support Agreement, dated as of September 16, 2021, by and among Gogoro Inc., Poema Global Holdings Corp. and Poema Global Partners LLC
10.3*	Form of Registration Rights Agreement
10.4*	Form of Gogoro Shareholder Lock-Up Agreement
10.5*	Form of Gogoro Shareholder Voting Agreement
10.6	Form of Assignment and Assumption Agreement
99.1	Press Release issued by Poema Global Holdings Corp. and Gogoro Inc. on September 16, 2021.
99.2	Investor Presentation of Poema Global Holdings Corp. and Gogoro Inc. dated September 16, 2021.
99.3	Transcript of the Investor Presentation dated September 10, 2021.
99.4	Transcript of Video Presentation dated September 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Poema hereby undertakes to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Poema may request confidential treatment for any such schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021	Poema Global Holdings Corp.

	By:	/s/Homer Sun
Name: Homer Sun
Title: Chief Executive Officer